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                                                                   Exhibit 10.20

STOCK EXCHANGE AGREEMENT MADE AND ENTERED INTO IN THE CITY AND
DISTRICT OF MONTREAL, ON THE 2ND DAY OF MAY, 1997

BY AND AMONG:     H POWER CORP., a Delaware corporation, having its head office and principal place of business in the City of Belleville, State of New Jersey,

                  (hereinafter referred to as the "Company")

                  PARTY OF THE FIRST PART

AND: SOCIETE INNOVATECH DU GRAND MONTREAL, a body politic, duly constituted according to An Act respecting Societe Innovatech du Grand Montreal, R.S.Q., ch. S-17.2, having its head office and principal place of business in the City of Montreal, Province of Quebec,

                  (hereinafter referred to as "Innovatech")

                  PARTY OF THE SECOND PART

AND: SOFINOV SOCIETE FINANCIERE D'INNOVATION INC., a body politic, duly incorporated according to the Companies Act (Quebec), having its head office and principal place of business in the City of Montreal, Province of Quebec,

                  (hereinafter referred to as "Sofinov")

                  PARTY OF THE THIRD PART

AND: 9042-0175 QUEBEC INC., a body politic, duly incorporated according to the Companies Act (Quebec), having its head office and principal place of business in the City of Montreal, Province of Quebec,

                  (hereinafter referred to as "9042-0175")

                  PARTY OF THE FOURTH PART

SECTION 1 - PREAMBLE

1.1 WHEREAS concurrently with the execution of this Agreement (i) Innovatech, Sofinov and 9042-0175 have subscribed for Class A Common shares in the capital stock of 3362469

Canada Inc. ("Canco") and (ii) the Company has subscribed for Class B Common shares in the capital stock of Canco;

1.2 WHEREAS pursuant to Section 11 of the Shareholders Agreement (as defined below), Innovatech, Sofinov, 9042-0175 and the Company may subscribe for additional Class B Common shares in the capital stock of Canco;

1.3 WHEREAS the Company has agreed to grant to each of Innovatech, Sofinov and 9042-0175 the right to exchange their Class A Common and, if acquired, Class B Common shares in the capital stock of Canco for shares of preferred stock in the capital stock of the Company on the terms and conditions set out in this Stock Exchange Agreement.

      NOW, THEREFORE, THIS AGREEMENT WITNESSETH:

SECTION 2 - DEFINITIONS

2.1 Definitions. In this Agreement:

2.1.1 "Agreement" means this Stock Exchange Agreement and all instruments supplemental hereto or in amendment or confirmation hereof; "herein", "hereof", "hereto", "hereunder" and similar expressions mean and refer to this Agreement and not to any particular Section, subsection or other subdivision; "Section", "subsection" or other subdivision of this Agreement means and refers to the specified Section, subsection or other subdivision of this Agreement;

2.1.2 "Business Day" means any day, other than a Saturday or Sunday or a day on which the principal commercial banks in the State of New Jersey or the Province of Quebec are not open for business during normal banking hours;

2.1.3   "Canco" has the meaning ascribed thereto in subsection 1.1;

2.1.4 "Canco Shares" means the Initial Canco Shares and the Subsequent Canco Shares, collectively;

2.1.5 "Charges" means any security interest, hypothec, prior claim, lien, charge, pledge, encumbrance, mortgage, adverse claim or title retention agreement of any nature or kind whatsoever;

2.1.6 "Closing" means the closing of any exchange of any Canco Shares for Investor Shares;

2.1.7   "Closing Date" means the date of each Closing;


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2.1.8   "Common Shares" means shares of the Company's common stock, having the rights, privileges and preferences as set forth in the Amended and Restated Articles of Incorporation of the Company dated May 2, 1997;

2.1.9 "dollar", "dollars" and the sign "$", unless otherwise indicated, each mean lawful money of the United States of America;

2.1.10 "Duquesne Warrants" means the warrants currently held by Duquesne Enterprises entitling such holder to purchase up to 200,000 shares of the Company's common stock at any time up to December 31, 1997, at a purchase price of $25 per share;

2.1.11 "Duquesne Exercise Period" means the period of time commencing on the date hereof and ending ninety (90) days thereafter;

2.1.12 "Exchange Rate" means, at any time, the number of Investor Shares that each Purchaser shall be entitled to receive for each Canco Share from time to time pursuant to subsection 3.3;

2.1.13  "Exchange Right" has the meaning ascribed thereto in subsection 3.2;

2.1.14 "Initial Canco Shares" means in respect of any of the Purchasers, any Class A Common shares in the capital stock of Canco held by such Purchaser, including any Class " Common shares in the capital stock of Canco issued to such Purchaser on the date hereof and any additional Class A Common shares in the capital stock of Canco sold, assigned or transferred to such Purchaser after the date hereof;

2.1.15 "Investor Shares" means shares of the Company's Series C Preferred Stock, having the rights, privileges and preferences as set forth in the Amended and Restated Articles of Incorporation of the Company dated May 2, 1997;

2.1.16 "Investors Rights Agreement" means the investors rights agreement of even date among the Purchasers and the Company providing, inter alia, for the obligation of the Company to register the Investor Shares of the Purchasers, including those Investor Shares issuable to the Purchasers upon the exercise of the Exchange Right;

2.1.17  "Notice of Exchange" has the meaning ascribed thereto in subsection 4.1;

2.1.18 "Person" is to be broadly interpreted and includes an individual, body corporate, legal person, moral person, partnership, joint venture, trust, association, incorporated organization, governmental authority or any other entity recognized by law;


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2.1.19  "Purchasers" means Innovatech, Sofinov and 9042-0175 and all transferees of Canco Shares of Innovatech, Sofinov and 9042-0175 (other than the Company) in accordance with the Shareholders Agreement, collectively, and "Purchaser" means any of them;

2.1.20  "SEC" means the United States Securities and Exchange Commission;

2.1.21 "SEC Documents" means the documents filed by the Company with the SEC at any time;

2.1.22 "Securities Act" means the Securities Act of 1933 (United States), as amended from time to time;

2.1.23 "Shareholders Agreement" means the shareholders agreement of even date among the parties hereto and Canco setting forth the terms and conditions which will govern the relationship of the shareholders of Canco; and

2.1.24 "Subsequent Canco Shares" means the Class B Common shares in the capital stock of Canco to be issued to any of the Purchasers pursuant to Section 11 of the Shareholders Agreement;

2.1.25 "US Subscription Agreement" means the subscription agreement of even date between Sofinov and the Company setting forth the rights and obligations of Sofinov with respect to its subscription for shares of the Company's preferred stock.

SECTION 3 - AUTHORIZATION AND EXCHANGE OF CANCO SHARES

3.1 Authorization. Prior to the date hereof, the Company has authorized the exchange and issuance, in accordance with the terms hereof, of up to 400,000 Investor Shares and 400,000 Common Shares issuable upon the conversion of such Investor Shares.

3.2 Exchange of Canco Shares. Subject to the terms and conditions hereof, each Purchaser shall have the right to exchange, at any time and from time to time, all or part of its Canco Shares for Investor Shares at the Exchange Rate (the "Exchange Right"). Notwithstanding the foregoing, in the event that any Purchaser exercises its Exchange Right such that such Purchaser has exchanged all of its Canco Shares, the Company shall be entitled, upon 30 Business Days' written notice, to oblige the other Purchasers to exercise their Exchange Right with respect to all of their remaining Canco Shares.

3.3 Exchange Rate. Subject to subsection 3.6, the Company shall issue to each Purchaser upon delivery by such Purchaser of each Canco Share: (i) if such exchange takes place at any time on or prior to May 2, 1998 and Duquesne Enterprises has fully exercised the Duquesne Warrant during the Duquesne Exercise Period, 1 Investor Share; (ii) if such exchange takes place at any time on or prior to May 2, 1998 and Duquesne Enterprises has not fully exercised the Duquesne Warrant during the Duquesne Exercise Period, 1.2 Investor Shares; and
(iii) if such exchange takes place at any time

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after May 2, 1998 but on or prior to May 2, 2001 (regardless of whether Duquesne
Enterprises has fully exercised the Duquesne Warrant during the Duquesne
Exercise Period), 1 Investor Share.

3.4 Expiry of Exchange Right. Notwithstanding the foregoing, the Exchange Right shall become null and void if same is not exercised on or prior to May 2, 2001.

3.5 Deemed Issuance Date of Investor Shares. Upon the conversion into Common Shares, in accordance with Section 6 of the Amended and Restated Articles of Incorporation of the Company dated May 2, 1997, of any Investor Shares issued upon the exchange of Canco Shares pursuant to subsection 3.2, the number of Common Shares to be issued upon the conversion of such Investor Shares shall be adjusted to take into account changes to and dilutive events in respect of the Common Shares as contemplated in the Amended and Restated Articles of Incorporation of the Company dated May 2, 1997 occurring from the date hereof until the date such Investor Shares were issued.

3.6 Fractional Shares. No fractional Investor Shares shall be issued upon the exchange of the Canco Shares pursuant to subsection 3.2. In calculating the number of Investor Shares to be issued to any Purchaser upon such exchange, the Company shall round down any fractional number of Investor Shares to the next lowest whole number of Investor Shares.

SECTION 4 - EXCHANGE RIGHT

4.1 Closing. Each Closing shall be held at the offices of the Company in Belleville, New Jersey, at 10:00 a.m., local time, ten (10) Business Days after receipt by the Company of a properly completed and executed notice of exchange in the form attached hereto as Schedule "4.1" (the "Notice of Exchange") on behalf of any Purchaser or at such other time and place upon which the Company and such Purchaser shall mutually agree.

4.2 Delivery. At each Closing, each Purchaser who has given a Notice of Exchange shall surrender the certificate or certificates for the Canco Shares contemplated therein duly endorsed. Thereupon, the Company shall issue and deliver at such office to such Purchaser a certificate or certificates for the number of Investor Shares to which such Purchaser is entitled pursuant to subsection 3.3. Such exchange shall be deemed to have been made at the close of business on the date of receipt by the Company of the Notice of Exchange and the Purchaser entitled to receive Investor Shares issuable upon such exchange shall be treated for all purposes as the record-holder of such Investor Shares on the date of receipt by the Company of the Notice of Exchange.

4.3 Covenants of the Company Upon Closing. The Company hereby covenants and agrees to cause all of the conditions hereinbelow set forth to be satisfied as of the Closing Date, all of which conditions are agreed to be material and are inserted for the exclusive benefit of such Purchaser, and may be waived in whole or in part by such Purchaser, provided that any waiver to be effective must be in writing and further provided that any such waiver by one Purchaser will be deemed to apply to any other Purchaser exercising its Exchange Right as of such Closing Date:

4.3.1 the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as if made at and as of the date of such Closing;

4.3.2 the Company shall have complied, in all material respects, with all its covenants, obligations and agreements contained in this Agreement;

4.3.3 the Company shall have furnished to such Purchaser an opinion addressed to it and dated the date of such Closing from United States counsel to the Company, covering substantially the same matters as were covered in the opinion furnished by such counsel to the Purchasers on the date hereof;

4.3.4 the Company shall have furnished to such Purchaser an officer's certificate certifying that the representations and warranties of the Company contained in this Agreement are true and correct in all material respects as if made at and as of the date of such Closing and confirming that the Company has complied, in all material respects, with all its covenants, obligations and agreements contained in this Agreement; and

4.3.5 the Company shall have delivered to such Purchaser all necessary consents and approvals of all Persons required in order to consummate the transactions contemplated by the exchange set forth in subsection
        3.2 and this Section 4, including without limitation, the consent of any lender of Canco.

4.4 Failure to Satisfy Covenants Upon Closing. In the event that any of the covenants set forth in subsection 4.3 hereof shall not have been fulfilled and/or performed as of the Closing Date, the Purchasers exercising their Exchange Right as of such Closing Date, acting together, may, at their option, either (i) advise the Company that they shall not proceed with the exchange of its Canco Shares as contemplated in the Notice of Exchange; or (ii) proceed with the exchange of such Canco Shares, in either case without prejudice to such Purchasers' rights, recourses and remedies.

SECTION 5 - REPRESENTATIONS, WARRANTIES, ACKNOWLEDGMENTS AND COVENANTS OF THE COMPANY

5.1 Representations and Warranties. The Company hereby represents and warrants to each of the Purchasers, as of the date hereof, the following:

5.1.1 Organization, Good Standing and Qualification. The Company is duly incorporated and organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation. The Company has all the requisite power and authority to own, lease and operate its properties and carry on its business as presently conducted. Neither the nature of its business nor the location or character of any of its assets requires the Company to be registered, licensed or otherwise qualified as an out of state or foreign corporation or to be in good standing in any jurisdiction other than jurisdictions where it is duly registered, licensed or otherwise qualified and in good standing for such purpose being the jurisdictions described in Schedule 5.1.1 annexed hereto.

5.1.2 Corporate Power. The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement. Without limiting the generality of the foregoing, all approvals of the Company's Board of Directors and shareholders necessary (i) for the authorization, execution, delivery and performance of this Agreement by the Company,
        (ii) for the authorization, issuance and delivery of the Investor Shares pursuant to this Agreement and the Common Shares issuable upon the conversion of such Preferred Shares and (iii) for the performance of all of the Company's obligations hereunder has been obtained prior to the execution hereof. This Agreement, when executed and delivered by the Company, shall constitute a valid and binding obligation of the Company, enforceable in accordance with its terms.

5.1.3 Reservation of shares. The Company has reserved up to 400,000 Investor Shares for issuance hereunder and 400,000 Common Shares issuable upon the conversion of such Investor Shares.

5.1.4 Registration Rights. Except as provided in Schedule 5.1.4 annexed hereto, the Company is presently not under any obligation, and has not granted any rights, to register any of the Company's presently outstanding securities or any of its securities that may hereafter be issued.

5.1.5 Offering Valid. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 6 hereof, the offer, sale and issuance of the Investor Shares pursuant to this Agreement and the Common Shares issuable upon the conversion of such Investor Shares will be exempt from the registration requirements of the Securities Act and all "blue" sky laws and will have been registered or qualified (or are exempt from registration or qualification) under the registration, permit or qualification requirements of all applicable securities laws.

5.1.6 Binding Agreement. This Agreement, when executed and delivered by the Company, shall constitute a valid and binding obligation of the Company, enforceable in accordance with its terms.

5.1.7 Issuance of Investor Shares and Common Shares. The issuance of Investor Shares pursuant to this Agreement and the issuance of Common Shares issuable upon the conversion of such Investor Shares does not and will not be subject to any preemptive rights or rights of first refusal. When issued in compliance with the provisions of this Agreement and the Amended and Restated Articles of Incorporation of the Company dated May 2, 1997, as amended, the Investor Shares and the Common Shares issuable upon the conversion of such Investor


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        Shares will be validly issued, fully paid and non-assessable, and will be free of all Charges and issued in compliance with all applicable securities laws;

5.1.8 Consents. No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body or any Person is required for the consummation by the Company of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, orders, registrations or qualifications which have been obtained by the Company prior to the date hereof or which will be obtained prior to an exchange, as applicable;

5.1.9 Compliance with Laws. The Company is not in violation, in any material respect, of any law, ordinance, administrative or governmental rule or regulation or court decree applicable to it, or is not in violation, in any material respect, of any term or condition of, or has not failed to obtain, any license, permit, franchise or other administrative or governmental authorization necessary to the ownership of its property or to the conduct of its business, which violation, noncompliance or failure to obtain, individually or in the aggregate, will adversely affect the consummation by the Company of the transactions contemplated by this Agreement;

5.1.10 Compliance with Other Instruments. The execution and delivery of this Agreement and the fulfillment of the terms hereof do not result in a breach of, do not conflict with, and do not constitute a default under, whether after notice or lapse of time of (i) any statute, rule or regulation applicable to the Company; (ii) any court judgment, decree or order binding the Company; or (iii) the constating documents and by-laws of the Company.

5.1.11 Brokers or Finders. The Purchasers have not incurred and will not incur, directly or indirectly, as a result of any action taken by the Company any liability for any brokerage fees, finder's fees, or agents' commissions or other similar charges in connection with this Agreement.

5.2 Representations and Warranties in the US Subscription Agreement. The Company hereby agrees and confirms that the representations and warranties made by it in favour of Sofinov pursuant to the US Subscription Agreement shall apply in favour of each of the Purchasers as if made in this Agreement. To the extent that any of such representations and warranties are incompatible with the representations and warranties made by the Company in this Agreement, the representations and warranties made by the Company in this Agreement shall prevail. The Company hereby acknowledges and confirms that each of the Purchasers is relying upon such representations and warranties in connection herewith and would not have entered into this Agreement without such representations and warranties. In addition, the Company hereby agrees and confirms that the indemnity granted by it in favour of Sofinov pursuant to the US Subscription Agreement shall apply in favour of each of the Purchasers as if made in this Agreement.


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

5.3 Covenants of the Company. The Company hereby covenants as follows:

5.3.1 SEC Documents. As soon as practicable after the filing of any SEC Documents, and in any event within twenty (20) days thereafter, the Company will furnish each of the Purchasers with such SEC Documents;

5.3.2 Reservation of Stock. So long as any Canco Shares remain outstanding, the Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of the Exchange Right, all Investor Shares issuable from time to time upon such exchange and all Common Shares issuable upon the conversion of such Investor Shares;

5.3.3 Notice and Information Rights. The Company shall from the date hereof deliver to each Purchaser such information and notices as the Company is required to deliver to the holders of Common Shares of pursuant to the Company's Amended and Restated Articles of Incorporation dated May 2, 1997, as amended, or otherwise;

5.3.4 Covenants Upon Closing. Without limiting the provisions of this Agreement, the Company shall use its best efforts to fulfil the covenants set forth in subsection 4.3 prior to any Closing.

SECTION 6 - REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENTS OF THE PURCHASERS

6.1 Representation and Warranties. Each Purchaser hereby, severally and not jointly and severally, represents and warrants to the Company as follows:

6.1.1 Investment. It is acquiring the right to acquire the Investor Shares in exchange for Canco Shares as provided in this Agreement for its own account, for investment purposes, and not with a view towards, or for sale in connection with, any distribution thereof other than to any of the other Purchasers. It has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of acquiring the right to acquire the Investor Shares in exchange for Canco Shares as provided in this Agreement, and has been afforded prior to the date hereof the opportunity to ask questions of, and to receive answers from, the Company and to obtain any additional information necessary for it to make an informed investment decision with respect to the acquisition of the right to acquire the Investor Shares in exchange for Canco Shares as provided in this Agreement; provided, however, that nothing in this paragraph shall be deemed to vitiate or limit representations, warranties, covenants and indemnifications of the Company contained in this Agreement.

        (A) With the exception of 9042-0175, it is an "accredited investor" within the meaning of Rule 501 under the Securities Act, and (B) by reason of its business and financial experience, and the business and financial experience of those persons retained by it to advise it with respect to its acquisition of the right to acquire the Investor Shares in exchange for Canco Shares as provided in this Agreement, it together with such advisors, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of such acquisition, is able to bear the economic risk of a complete loss of the investments represented by such acquisition. It has made its own investigation whether or not to acquire the right to acquire the Investor Shares in exchange for Canco Shares as provided in this Agreement and in making its decision to so acquire is not in any way relying on the fact that any other person has decided to purchase any Common Shares or to invest in the Company.

        It has satisfied itself as to its compliance with and is to its knowledge in compliance with the full observance of the laws of the Province of Quebec in connection with the transactions contemplated by this Agreement, including (A) the legal requirements for the acquisition of the right to acquire the Investor Shares in exchange for Canco Shares as provided in this Agreement, (B) any foreign exchange restrictions of such jurisdictions applicable to such acquisition, (C) any governmental consents of such jurisdictions or other consents that are required to be obtained by it prior to such acquisition and consummation, and (D) the income tax and other tax consequences, if any, which may be relevant to the purchase, holding, redemption sale or transfer of Investor Shares issuable in accordance with this Agreement. Its continued beneficial ownership of the right to acquire the Investor Shares in exchange for Canco Shares as provided in this Agreement will not violate any applicable securities or other laws of the Province of Quebec.

6.1.2 Relations. It is not a "U.S. Person" as defined by Rule 902 of Regulation S promulgated under the Securities Act.

6.1.3 No Public Market. Each Purchaser understands that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company's securities.

6.1.4 Tide to Canco Shares. It is upon the date hereof and shall be upon each Closing Date the lawful owner (both beneficially and of record) of its Canco Shares. It has upon the date hereof and will have upon each Closing Date good and marketable title to the Canco Shares and the absolute right, power and capacity to transfer and deliver the Canco Shares to the Company pursuant to this Agreement, free and clear of all Charges.

6.1.5 Brokers or Finders. The Company has not incurred and will not incur, directly or indirectly, as a result of any action taken by it any brokerage fees, finder's fees, agents' commissions or other similar charges in connection with this Agreement.

6.2 Acknowledgments. Each Purchaser hereby makes the following acknowledgments:

6.2.1 Registration. It understands that the right to acquire the Investor Shares as provided in this Agreement and the Common Shares issuable upon the conversion of such Investor Shares has not been, and, except to the extent provided in the Investors Rights Agreement, will not be, registered under the Securities Act or applicable state securities laws, and is being extended to the Purchaser pursuant to specific exemptions from the registration provisions of the Securities Act and such laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of its representations as expressed in paragraph 6.1.1. It also understands that Rule 144 promulgated under the Securities Act, which provides for certain limited resales of unregistered securities, is not presently available with respect to its right to acquire the Investor Shares as provided in this Agreement, the Investor Shares it may acquire upon exercise of such right or the Common Shares issuable upon the conversion of such Investor Shares.

SECTION 7 - GENERAL PROVISIONS

7.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York as they are applied to agreements entered into in New York between New York residents and performed entirely within New York.

7.2 Further Assurances. Each party upon the request of the others, shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary or desirable to effect complete consummation of the transactions contemplated by this Agreement.

7.3 Successors and Assigns. The provisions hereof shall enure to the benefit of and be binding upon the parties hereto and their respective successors, assigns, heirs, executors and administrators. The parties hereto hereby confirm that each transferee of any Canco Shares shall benefit from the Exchange Rights contemplated herein provided that the transfer of such Canco Shares was made in conformity with the Shareholders Agreement.

7.4 Arbitration. All disputes or controversies between the parties in respect of the validity, interpretation or performance of the provisions of this Agreement shall be definitively dealt with using the rules of conciliation and arbitration of the International Chamber of Commerce, by one or more arbitrators appointed in accordance with said rules, and to the exclusion of any courts, except for any provisional remedy, including injunctive relief and seizure before judgment, which may be obtained from any court or tribunal. Any arbitration proceeding required pursuant to the terms hereof shall take place in New York, New York] and shall be conducted in both the English and French language.

7.5 Notices. All offers, acceptances, rejections, notices, requests, authorizations, permissions, directions, demands and other communications hereunder shall be given in writing and shall be given by telecopier, or delivered by hand, to the other parties at the following addresses:

if to the Company:       H POWER CORP.
                         60 Montgomery Street
                         Belleville, New Jersey
                         07109, U.S.A.

                         Attention: the President

                         Telecopier: (201) 450-9850

if to Sofinov:           SOFINOV SOCIETE FINANCIERE D'INNOVATION INC.
                         1981 McGill College Avenue
                         Montreal, Quebec
                         H3A 3C7

                         Attention: the President

                         Telecopier: (514) 847-2628

if to Innovatech:        SOCIETE INNOVATECH DU GRAND MONTREAL
                         2020 University Avenue
                         Suite 1527
                         Montreal, Quebec
                         H3A 2A5

                         Attention: President

                         Telecopier:  (514) 864-4220

if to 9042-0175:         9042-0175 QUEBEC INC.
                         c/o Lapointe Rosenstein
                         1250 Rene-Levesque Blvd. West
                         Suite 1400
                         Montreal, Quebec
                         H3B 5E9

                         Attention: Me Claude Bergeron

                         Telecopier: (514) 925-9001
with a copy in all       LAPOINTE ROSENSTEIN
cases to:                1250 Rene-Levesque Blvd. West
                         Suite 1400
                         Montreal, Quebec
                         H3B 5E9

                         Attention: Me Claude Bergeron

                         Telecopier: (514) 925-9001

with a copy in all       BROCK FENSTERSTOCK ET AL
cases to:                153 East 53rd Street
                         56th Floor
                         New York, NY
                         10022

                         Telecopier:  (212) 371-5500

or at such other address as the parties may have previously indicated to the other parties in writing in conformity with the foregoing. Any such notice, request, demand or other communication shall be deemed to have been received on the date of delivery if delivered by hand, or the next Business Day immediately following the date of transmission if sent by telecopier. The original copy of any notice sent by telecopier shall be forwarded to the other parties by registered mail, receipt return requested.

7.6 Time of the Essence. Time shall be of the essence in this Agreement.

7.7 Delays. When calculating the period of time within which or following which any act is to be done or step taken pursuant to this Agreement, the day which is the reference day in calculating such period shall be excluded. If the day on which such delay expires is not a Business Day, then the delay shall be extended to the next succeeding Business Day.

7.8 Entire Agreement: Amendment: This Agreement and the Shareholders Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein, or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, other than by a written instrument signed by all the parties hereto.

7.9 Gender. Any reference in this Agreement to any gender shall include both genders and the neutral, and words used herein importing the singular number only shall include the plural and vice versa.

7.10 Headings. The division of this Agreement into Sections, subsections and other subdivisions, and the insertion of headings are for convenience of reference only and shall not affect or be utilized in the construction or interpretation of this Agreement.

7.11 Waiver. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

7.12 Preamble. The preamble hereof shall form an integral part of this Agreement.

7.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same document.

7.14 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

7.15 Language. The parties hereto state their express wish that this Agreement as well as all documentation contemplated hereby or pertaining hereto or to be executed in connection herewith be drawn up in English; les parties expriment leur desir explicite a l'effet que cette convention de meme que tous documents envisages par les presentes ou y ayant trait ou qui seront signes relativement aux presentes soient rediaes en anglais.

      IN WITNESS WHEREOF, the parties have signed at the place and on the date first hereinabove mentioned.


SOFINOV SOCIETE FINANCIERE              H POWER CORP.
D'INNOVATION INC.


Per: /s/ Marcel Paquette                Per: /s/ H. Frank Gibbard
     -----------------------------           ---------------------
     Marcel Paquette                         H. Frank Gibbard


Per: /s/ Denis Dionne
     -----------------------------
     Denis Dionne

SOCIETE INNOVATECH DU                   9042-0175 QUEBEC INC.
GRAND MONTREAL


Per: /s/ Bernard Coupal                 Per: /s/ Claude Bergeron
     ------------------------------          -----------------------
     Bernard Coupal                          Claude Bergeron

                                                        Stock Exchange Agreement
                                                                   H Power Corp.

                                  SCHEDULE 4.1

                               NOTICE OF EXCHANGE

     In accordance with the terms of that certain Stock Exchange Agreement, dated May 2, 1997, by and among H Power Corp. (the "Company") and the Purchasers (as defined therein) (the "Stock Exchange Agreement"), notice is hereby given pursuant to subsection 4.1 of the Stock Exchange Agreement that the undersigned Purchaser elects to exchange _________ Canco Shares (as defined in the Stock Exchange Agreement) held by such Purchaser on the date hereof, for the number of Investor Shares (as defined in the Stock Exchange Agreement) calculated pursuant to the relevant provisions of the Stock Exchange Agreement.


Date: ______________________, ___________.

               PURCHASER


               Per:____________________________________________________________

               Print Name:_____________________________________________________

               Title:__________________________________________________________